Exhibit 99.1

Solar Capital Ltd. Announces Quarter Ended June 30, 2014 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q3, 2014

NEW YORK--(BUSINESS WIRE)--August 4, 2014--Solar Capital Ltd. (the “Company”) (NASDAQ:SLRC), today reported earnings of $17.1 million, or $0.40 per share for the quarter ended June 30, 2014. Net investment income was $16.1 million, or $0.38 per share, for the second quarter. At June 30, 2014, net asset value (NAV) per share was $22.44.

The Company’s Board of Directors declared a third quarter distribution of $0.40 per share payable on October 1, 2014 to stockholders of record on September 18, 2014. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2014:

Investment portfolio fair value: $984.1 million
Number of portfolio companies: 43
Net assets: $952.9 million
Net asset value per share: $22.44

Portfolio Activity for the Quarter Ended June 30, 2014:

Investments made during the quarter: $89.4 million
Investments prepaid or sold during the quarter: $137.8 million

Operating Results for the Quarter Ended June 30, 2014:

Net investment income: $16.1 million
Net realized and unrealized gain: $1.0 million
Net increase in net assets from operations: $17.1 million
Net investment income per share: $0.38

“Our predominantly senior secured, floating rate portfolio positions us well in both current market conditions, as well as a rising rate environment. We continue to believe that traditional senior secured loans and unitranche loans offer the best risk-reward profiles, and our origination platform is actively pursuing initiatives to capitalize on this opportunity set,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Throughout the past two years of heated credit market conditions, we’ve remained disciplined with our capital, which has enabled us to be highly selective in the construction of our portfolio and provides us with the capacity to pursue attractive growth opportunities.”

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, August 5, 2014.

All interested parties may participate in the conference call by dialing (877) 415-3181 approximately 5-10 minutes prior to the call. International callers should dial (857) 244-7324. Participants should reference Solar Capital Ltd. and the participant passcode of 54156597 when prompted. This conference call also can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. Additionally, a replay dial-in will be available until August 19, 2014 and can be accessed by dialing (888) 286-8010 and using the passcode 88909951. International callers should dial (617) 801-6888 to listen to the replay.

Portfolio and Investment Activity

During the three months ended June 30, 2014, we invested approximately $89.4 million across nine portfolio companies. Investments prepaid or sold during the quarter ended June 30, 2014 totaled approximately $137.8 million.

At June 30, 2014, our portfolio consisted of 43 portfolio companies and was invested 43.9% in senior secured loans excluding Crystal Financial, 30.4% in Crystal Financial whose portfolio is 100% comprised of senior secured loans, 18.3% in subordinated debt, 2.3% in preferred equity and 5.1% in common equity and warrants excluding Crystal Financial, measured at fair value.

Crystal Financial’s $351.0 million funded portfolio consists of senior secured loans from 24 issuers with an average exposure of $14.6 million. All of the commitments from Crystal Financial are floating rate, senior secured loans. During the quarter ended June 30, 2014, Crystal Financial funded new loans totaling $5.1 million and had $68.5 million of funded loans repaid.

The fair value weighted average yield on our portfolio of income-producing investments was 10.5% at June 30, 2014.

At June 30, 2014, 71.0% or $663.1 million of our income-producing investment portfolio* is floating rate and 29.0% or $271.1 million of our income-producing portfolio is fixed rate, measured at fair value.

From inception in 2006 through June 30, 2014, Solar Capital Ltd. and its predecessor companies have invested approximately $3.5 billion in 112 portfolio companies. Over the same period, Solar Capital Ltd. completed transactions with more than 80 different financial sponsors.

* We have included Crystal Financial as 100% floating rate.

Results of Operations for the Three Months Ended June 30, 2014 compared to the Three Months Ended June 30, 2013.

Investment Income

For the three months ended June 30, 2014 and 2013, gross investment income totaled $28.0 million and $39.1 million, respectively. The decrease in gross investment income year over year was primarily due to a smaller income-producing portfolio from the net effect of portfolio repayments, as well as portfolio yield compression.

Expenses

Expenses totaled $11.9 million and $19.9 million, respectively, for the three months ended June 30, 2014 and 2013. The decrease in expenses year over year was primarily due to a decrease in management and performance-based incentive fees on lower investment income and portfolio size, as well as decreases in debt expenses due to lower average borrowings.

Net Investment Income

The Company’s net investment income totaled $16.1 million and $19.3 million, or $0.38 and $0.43 per average share, for the three months ended June 30, 2014 and 2013, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the three months ended June 30, 2014 and 2013 totaled approximately $1.0 million and ($19.3) million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the three months ended June 30, 2014 and 2013, the Company had a net increase (decrease) in net assets resulting from operations of $17.1 million and ($0.0) million, respectively. For the same periods, earnings (loss) per average share were $0.40 and ($0.00), respectively.

Liquidity and Capital Resources

At June 30, 2014, the Company had approximately $208.3 million of cash and a total of $490 million of unused credit capacity, subject to borrowing base limitations.

During the three months ended June 30, 2014, the Company repurchased $19.5 million of its common stock at an average price of approximately $21.93 per share, representing a 2.3% discount to the NAV per share at June 30, 2014. The Company repurchased a total of $56.6 million out of $100 million authorized. The share repurchase program expired on July 31, 2014.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2014 (unaudited)	December 31, 2013
Assets
Investments at fair value:
Companies less than 5% owned (cost: $614,284 and $688,685, respectively)	$608,088	$680,720
Companies 5% to 25% owned (cost: $8,264 and $7,789, respectively)	7,933	7,789
Companies more than 25% owned (cost: $342,541 and $394,285, respectively)	368,126	399,890
Total investments (cost: $965,089 and $1,090,759, respectively)	984,147	1,088,399
Cash and cash equivalents	696,642	585,278
Foreign currency (cost: $1,667 and $1,702, respectively)	1,683	1,701
Interest receivable	7,404	5,623
Dividends receivable	4,272	8,605
Deferred financing costs	3,282	3,300
Derivatives	—	—
Receivable for investments sold	7,591	14,870
Prepaid expenses and other assets	1,080	666
Total assets	$1,706,101	$1,708,442
Liabilities
Revolving credit facilities	$—	$—
Unsecured senior notes	100,000	100,000
Senior secured notes	75,000	75,000
Term loan	50,000	50,000
Distributions payable	16,986	17,698
Payable for investments and cash equivalents purchased	501,235	454,887
Management fee payable	6,173	5,780
Performance-based incentive fee payable	—	4,633
Administrative services expense payable	968	2,085
Interest payable	1,489	1,499
Other liabilities and accrued expenses	1,327	1,223
Total liabilities	$753,178	$712,805

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,465,162 and 44,244,195 shares issued and outstanding, respectively	$425	$442
Paid-in capital in excess of par	1,071,484	1,110,545
Distributions in excess of net investment income	(18,258)	(17,344)
Accumulated net realized loss	(119,802)	(92,706)
Net unrealized appreciation (depreciation)	19,074	(5,300)
Total net assets	$952,923	$995,637
Net Asset Value Per Share	$22.44	$22.50

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	June 30, 2014	June 30, 2013
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$19,020	$26,390
Companies 5% to 25% owned	245	1,466
Companies more than 25% owned	4,232	2,434
Dividends:
Companies 5% to 25% owned	—	(65)
Companies more than 25% owned	4,507	8,920
Total investment income	28,004	39,145

EXPENSES:
Management fees	$6,173	$7,267
Performance-based incentive fees	—	4,814
Interest and other credit facility expenses	3,621	4,819
Administrative services expense	1,442	1,529
Other general and administrative expenses	636	1,460
Total expenses	11,872	19,889
Net investment income	$16,132	$19,256

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(2)	$(1,619)
Companies 5% to 25% owned	248	—
Companies more than 25% owned	26	—
Net realized gain (loss) on investments and cash equivalents	272	(1,619)
Net realized loss on foreign currencies and derivatives:	(1,015)	(293)
Net realized loss	(743)	(1,912)
Net change in unrealized gain (loss) on investments and cash equivalents	637	(18,263)
Net change in unrealized gain (loss) on foreign currencies and derivatives	1,058	906
Net change in unrealized gain (loss)	1,695	(17,357)
Net realized and unrealized gain (loss) on investments, cash equivalents, foreign currencies and derivatives	952	(19,269)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$17,084	$(13)
EARNINGS (LOSS) PER SHARE	$0.40	$(0.00)

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Investor Relations
Richard Pivirotto
(646) 308-8770